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                                                                    EXHIBIT 15.1

                   ACKNOWLEDGMENT OF INDEPENDENT ACCOUNTANTS

STOCKHOLDERS AND BOARD OF DIRECTORS
OM GROUP, INC.

     We are aware of the incorporation by reference in the Registration Statement (Form S-3) of OM Group, Inc. for the registration of 1,750,000 shares of its common stock of our report dated May 5, 1998 relating to the unaudited condensed consolidated interim financial statements of OM Group, Inc. that are included in its Form 10-Q for the quarter ended March 31, 1998.

     Pursuant to Rule 436(c) of the Securities Act of 1933 our report is not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.

                                            ERNST & YOUNG LLP

Cleveland, Ohio
May 20, 1998